Exhibit 99.1

Tri-S Security Corporation Appoints New Chief Financial Officer

ATLANTA - Friday, September 14, 2007 - Tri-S Security Corp. (NASDAQ: TRIS), a provider of security services and equipment for government and private entities, today announced that the company has appointed John R. Oliver to serve as its Chief Financial Officer effective September 10, 2007.

Mr. Oliver is a security industry veteran and has held high level financial and operating positions during his 13 year career at the Brink’s Security Company and its subsidiaries. He most recently served as senior financial executive for the Atlanta-based Microtek Medical Holdings Inc., a leading manufacturer of surgical drapes and infection control devices. He helped facilitate the $275 million pending sale of Mircotek Medical to St. Paul, Minnesota-based Ecolab Inc. The transaction represents a significant premium over the company’s historic market capitalization.

Prior to joining Microtek Medical, Mr. Oliver was Chief Financial Officer at Action Products International, a leading designer and manufacturer of educationally oriented toys. During his tenure, he facilitated two warrant offerings, improved operating cash flows and completed an acquisition. Prior to serving as an officer of Action Products International, Mr. Oliver directed major financial, operations and systems integration projects for Fortune 500 companies while at Ernst & Young.

Mr. Oliver is 46 years old and holds a BS in accounting from Connecticut State University, an MBA degree with a finance concentration from the Marshall School of Business at the University of Southern California, and is a Certified Public Accountant. In addition, he is a member of the American Institute of Certified Public Accountants. His background includes significant experience in capital markets, SEC and Sarbanes- Oxley compliance, buy-side and sell-side transactions, and financial and operational post-merger integration.

Ronald Farrell, Chairman and Chief Executive Officer of the company, said, “I am very pleased to have John join our team at Tri-S. He has significant security industry and capital market experience, and will help build our company organically and through acquisitions.”

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Tri-S Security Corporation Appoints New Chief Financial Officer

September 14, 2007

Mr. Oliver commented, “I have admired the growth that Ron and the Tri-S team have achieved. I am proud to be with an organization that is poised to build a significant business in the security services industry and grow shareholder value. I look forward to meeting and working with our Tri-S team members, customers, and investor community.”

About Tri-S Security Corp.

Based in Atlanta, GA, Tri-S Security Corp. (NASDAQ: TRIS - News) is a provider of security services and equipment for government and private entities. Security services include uniformed guards, electronic monitoring systems, personnel protection, access control, crowd control and the prevention of sabotage, terrorist and criminal activities. As a leading aggregator of elite security companies, Tri-S Security is designed to build a strong enterprise in which to service a unique customer base that ensures America’s safety at home and work. Tri-S Security assumes responsibility for the marketing, infrastructure and overall operational performance for its subsidiaries. Tri-S Security’s management leverages highly trained government officers, experienced industry leaders, proven financial executives and infrastructure experts to consolidate the fragmented security industry into one efficient and effective security force.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects” and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward-looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q filed subsequent thereto. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the Securities and Exchange Commission by visiting http://www.sec.gov.

Contact for Tri-S Security Corp.:

Corporate Communications

Kevin Inda, 407-566-1180

kevin.inda@cci-ir.com

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